UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2014

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, Philip Morris International Inc. (the “Company”) announced that Joachim Psotta, Vice President and Controller of the Company, has elected to retire, effective February 28, 2015. Mr. Psotta will be succeeded by Andreas Kurali as Vice President and Controller of the Company, effective March 1, 2015.

Mr. Kurali, age 48, currently serves as Vice President Finance Asia and has been continuously employed by the Company in various finance capacities during the past five years.

The compensation of Mr. Kurali in his new role will be determined by the Compensation and Leadership Development Committee of the Board of Directors at a later date and promptly disclosed at that time.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 7, 2014, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). There were 1,370,678,446 shares of Common Stock, constituting 86.73% of outstanding shares on the record date (March 14, 2014), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:
Proposal 1: Election of Directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,096,347,845	12,907,043	4,278,793	257,144,460
André Calantzopoulos	1,102,547,631	5,876,319	5,100,730	257,144,460
Louis C. Camilleri	1,098,676,215	9,958,769	4,888,834	257,144,460
Jennifer Li	1,100,000,320	9,365,129	4,159,866	257,144,460
Sergio Marchionne	879,293,167	227,663,548	6,576,623	257,144,460
Kalpana Morparia	1,097,067,017	12,255,279	4,211,542	257,144,460
Lucio A. Noto	1,096,460,221	12,759,678	4,313,796	257,144,460
Robert B. Polet	1,099,651,102	9,611,874	4,270,861	257,144,460
Carlos Slim Helú	1,099,755,016	9,443,145	4,335,595	257,144,460
Stephen M. Wolf	1,092,784,541	16,544,017	4,205,199	257,144,460
All director nominees were duly elected.

Proposal 2: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain

1,347,891,631	16,641,984	6,144,831
The proposal was approved.
Proposal 3: Advisory Vote Approving Executive Compensation.

For	Against	Abstain	Broker Non-Vote

1,062,077,482	41,778,390	9,678,115	257,144,460
The proposal was approved on an advisory basis.
Proposal 4: Shareholder Proposal 1 - Lobbying.

For	Against	Abstain	Broker Non-Vote

350,401,726	708,269,142	54,860,348	257,144,460
The proposal was defeated.
Proposal 5: Shareholder Proposal 2 - Animal Testing.

For	Against	Abstain	Broker Non-Vote

18,688,496	1,006,004,552	88,840,277	257,144,460
The proposal was defeated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 8, 2014